Exhibit 5

                    [ALLEGHENY LUDLUM CORPORATION LOGO]

          Jon D. Walton
          Vice President -
          General Counsel and Secretary
          412-394-2836

                                   April 9, 1996



               Allegheny Ludlum Corporation
               1000 Six PPG Place
               Pittsburgh, PA  15222-5479

                         Re:  Registration Statement on Form S-8

               Ladies and Gentlemen:

                         I am Vice President - General Counsel and Secretary of
               Allegheny Ludlum Corporation, a Pennsylvania corporation
               (the "Company") and in such capacity, I have acted as counsel for the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act") of the issuance of up to 100,000 shares (the "Shares") of Common Stock, par value $0.10 per share, of the Company, pursuant to the 401(k) Savings Account Plan (the "Plan"). I am furnishing this opinion for use in accordance with
               Item 601(b)(5) of Regulation S-K promulgated under the Act, for filing as Exhibit 5 to the Registration Statement.

                         In preparation for this opinion, I have examined
               (a) the Plan, (b) the Registration Statement and (c) the corporate documents of the Company. I am familiar with the proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the Shares pursuant to the Plan.

                         Based on the foregoing, I am of the opinion that the
               Shares have been duly authorized for issuance and sale pursuant to the Plan, and when issued and delivered by the Company pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.
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               Allegheny Ludlum Corporation
               April 9, 1996
               Page 2


                         This opinion is rendered as of the date hereof, and I
               have not undertaken to supplement this opinion with respect to factual matters or changes in the law that may occur hereafter.

                         I consent to the use of this opinion as an Exhibit to
               the Registration Statement and to the reference to the undersigned in the Registration Statement.

                                        Very truly yours,


                                        /s/ Jon D. Walton
                                        Jon D. Walton

               JDW/pt

                                                                        MEM978.b